EXHIBIT 99.1
News
For Immediate Release November 16, 2005	Contact:
Rick B. Honey (212) 878-1831

MINERALS TECHNOLOGIES TO WEBCAST PRESENTATION AT FIRST ANALYSIS CONFERENCE
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NEW YORK, November 16--Minerals Technologies Inc. (NYSE: MTX) will webcast a speech presented by Paul R. Saueracker, Chairman, President and Chief Executive Officer, on November 17 at 4:30 PM EST at the First Analysis Investment Conference in New York City.

         The webcast will be an audio transmission. Anyone interested in hearing the webcast should go to the Investor Relations page of the company's website: "http://www.mineralstech.com/">http://www.mineralstech.com.

         Minerals Technologies is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services for the paper, steel, polymer and other manufacturing industries. The company reported sales of $923.7 million in 2004.

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For further information about Minerals Technologies Inc. look on the Internet at www.mineralstech.com